Exhibit 10.8
REVOLVING COMMERCIAL PROMISSORY NOTE
$69,000,000.00 USD Effective Date: June 23, 2020
FOR VALUE RECEIVED, on the dates, and in the amounts so herein stipulated, the undersigned, SONIC AUTOMOTIVE, INC. a Delaware corporation, with a mailing address of 4401 Colwick Road, Charlotte, North Carolina 28211-2311 (hereinafter called “Borrower”), promises to pay to the order of ALLY BANK (ALLY CAPITAL IN HAWAII, MISSISSIPPI, MONTANA AND NEW JERSEY) (“Bank”) at its offices located at 3885 Crestwood Parkway, Suite 400, Duluth, Georgia 30096 (or such other place for payment as instructed by Bank in writing), in coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts, the principal sum of Sixty-Nine Million Dollars ($69,000,000.00) (the “Principal”), or so much thereof as may be advanced pursuant to the terms provided hereunder and that certain Credit Agreement dated of even date herewith between Borrower and Bank (the “Loan Agreement”), together with accrued interest on the Principal amount hereof remaining unpaid from time to time, computed from the date hereof until maturity at a per annum rate as set forth in the Loan Agreement (the “Applicable Rate”) (the “Loan”).
The Loan shall be made in multiple advances (each an “Advance”) during the term of the Loan in amounts and frequency as set forth in the Loan Agreement. To obtain each Advance, the Borrower agrees to follow the standard procedures for funding as outlined in the Loan Agreement. Any Principal amount prepaid may be reborrowed. Regardless of the amount of the outstanding Principal balance at the maturity date of the Loan, Bank has no obligation to make, and Borrower has no right to request or receive any further advances under this Note after that date. At no time shall the aggregate of all advances made under this Note ever exceed the face amount of this Note. No reliance or course of dealing shall be established by the granting or denial of Advances, which may be approved or rejected in accordance with the Loan Documents.
It is especially agreed that if default shall be made in any payment due hereon, either Principal or interest, or if there is a default in any of the terms, covenants or provisions set forth in the Loan Agreement or in that certain Deed of Trust, as hereinafter defined, or any other document given to secure this Note (collectively with the Deed of Trust, the “Security Instruments”), then, in any such event, at the option of Bank or any other holder hereof at any time thereafter without notice of intent to accelerate, notice of acceleration, or any other demand or notice, the unpaid Principal balance of this Note and all accrued interest shall at once become due and payable. Any failure to exercise this option shall not constitute a waiver by Bank of the right to exercise the same at any other time. Any sum, Principal or interest, payable under this Note which is not paid when due shall bear interest from the date such payment is due until paid at the Applicable Rate plus five percent (5%) per annum. If default is made in the prompt payment of this Note when due or declared due and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Borrower agrees and promises to pay to Bank its reasonable and necessary attorney’s fees and court costs.
If Bank or its successor has not received the full amount of any installment payment at the end of the l0th day after it is due, Borrower agrees to pay a late charge to Bank. The amount of the late charge will be three percent (3%) of the amount of the overdue installment payment. Borrower agrees to pay the late charge promptly. The late charge will be charged only one time with respect to any late installment payment.
Borrower and any and all endorsers, guarantors and sureties severally waive, to the extent permitted by law, all notices, demands for payment, presentment for payment, protest and notice of protest, notice of intent to accelerate, notice of acceleration, any other notices of any kind, the filing of suit hereon for the purpose of fixing liability and diligence in taking any action to collect amounts called for hereunder and in the handling of collateral or securities at any time existing in connection herewith, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.
It is the intention of the parties hereto to comply with the usury laws of the State of New York and of the United States of America. The parties hereto do not intend to contract for, charge or receive any interest or other charge that is usurious, and by execution of this Note, Borrower agrees that Bank has no such intent. This Note, the Loan Agreement, the Security Instruments, and all other agreements between Borrower and Bank or any other holder hereof, which are now existing or hereafter arising, whether written or oral, are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to Bank or any other holder hereof for the use, forbearance or detention of the money to be due hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the Maximum Rate. If from any circumstance whatsoever fulfillment of any provisions hereof or other document, at the time performance of such provisions shall be due, shall involve transcending the valid limits prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate, and if from any such circumstance Bank or any other holder shall ever receive as interest or otherwise an amount which will exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the Principal amount owing hereunder or on account of any other principal indebtedness of Borrower to the holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of Principal hereof and such other indebtedness, such excess shall be refunded to Borrower. All sums paid and agreed to be paid to Bank or any other holder for use, forbearance or detention of the indebtedness of Borrower shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the periods until payment in full of this Note (or any renewals, extensions and rearrangements hereof) so that the actual rate of interest on account of this indebtedness evidenced by this Note is uniform throughout the term of this Note (and all renewals, extensions and rearrangements hereof) and does not exceed the Maximum Rate. The terms and provisions of this paragraph shall control and supersede any other provisions of this Note.
Except as otherwise stated herein, all payments under this Note shall be applied first against Bank’s costs and expenses incurred in connection with this Loan, then accrued and unpaid interest and the remainder against the Principal balance hereof. All partial prepayments shall be applied toward the payment of Principal installments in the inverse order of maturity. Bank’s records shall constitute prima facie evidence of the amount of funds advanced hereunder.
If at any time the Applicable Rate exceeds the Maximum Rate, then interest hereon shall accrue at the Maximum Rate. If the Applicable Rate should then subsequently decrease to a level less than the Maximum Rate or if the Maximum Rate applicable to this Note should then subsequently be increased to a level which would be greater than the Applicable Rate, then, in either case, the interest hereon shall thereafter accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest accrued through the term of this Note equals the aggregate amount of interest that would have accrued at the Applicable Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Applicable Rate.
Any check, draft, money order or other instrument given in payment of all or any part hereof or on any part of the indebtedness may be accepted by the holder hereof and handled in collection in a customary manner, but same shall not constitute payment hereof or of the indebtedness or diminish any rights of Bank, except to the extent that actual cash proceeds of such instrument are unconditionally received by Bank.
Without being limited thereto or thereby, this Note is secured by one or more deeds of trust, mortgages and deeds to secure debt (however titled) (collectively, the “Deed of Trust”, whether one or more) executed by Borrower in favor of Bank and the Loan Agreement covering the collateral described therein.
The individual signing below warrants and represents that s/he has the requisite authority to bind the entity on whose behalf s/he signs.

SONIC AUTOMOTIVE, INC., a Delaware corporation
a Delaware corporation

By: /s/ Heath R. Byrd Name: Heath R. Byrd Title: Executive Vice President and Chief Financial Officer
Name: Heath R. Byrd
Title: Executive Vice President and
Chief Financial Officer

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